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                                   EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                           YEAR ENDED APRIL 30
                                 ------------------------------------
                                    1997         1996         1995
                                 ----------   ----------   ----------
                 Primary
Average shares outstanding        7,477,235    6,185,491    5,848,665
Net effect of dilutive stock
   grants and stock option
   based on the treasury stock
   method                            35,041       36,852       46,714
                                 ----------   ----------   ----------
Total                             7,512,276    6,222,343    5,895,379
                                 ==========   ==========   ==========
Net income                       $5,063,038   $1,956,919   $1,636,665
                                 ==========   ==========   ==========
Net income per share             $     0.67   $     0.31   $     0.28
                                 ==========   ==========   ==========
Net income                       $5,063,038   $1,956,919   $1,636,665
Pro forma adjustment for            177,000      162,000      309,000
income taxes
                                 ==========   ==========   ==========
Pro forma net income             $4,886,038   $1,794,919   $1,327,665
                                 ==========   ==========   ==========
Pro forma net income per share   $     0.65   $     0.29   $     0.23
                                 ==========   ==========   ==========
              Fully Diluted
Average shares outstanding        7,477,235    6,185,491    5,848,665
Net effect of dilutive stock
   grants and stock options
   based on the treasury stock
   method                            35,041       36,852       46,714
                                 ----------   ----------   ----------
Total                             7,512,276    6,222,343    5,895,379
Net income                       $5,063,038   $1,956,919   $1,636,665
                                 ==========   ==========   ==========
Net income per share             $     0.67   $     0.31   $     0.28
                                 ==========   ==========   ==========
Net income                       $5,063,038   $1,956,919   $1,636,665
Pro forma adjustment for
   income taxes                     177,000      162,000      309,000
                                 ==========   ==========   ==========
Pro forma net income             $4,886,038   $1,794,919   $1,327,665
                                 ==========   ==========   ==========
Pro forma net income per share   $     0.65   $     0.29   $     0.23
                                 ==========   ==========   ==========
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